Exhibit 21

Corporate Structure 4th Quarter 2003

	%	JURISDICTION

XL Capital Ltd		Cayman
Annuity & Life Re (Holdings) Ltd	6.7	Bermuda
Cronus Investments Limited	38
EXEL Holdings Limited		Cayman
EXEL Acquisition Ltd.		Cayman
GCR Holdings Limited (in liquidation)		Cayman
Reeve Court Holdings Ltd		Bermuda
XL Life Ltd		Bermuda
Reeve Court General Partner Limited		Bermuda
Reeve Court 4 Limited Partnership		Bermuda
Reeve Court 6 Limited Partnership		Bermuda
X.L. Property Holdings Limited		Bermuda
XL Insurance (Bermuda) Ltd		Bermuda
Primus Guaranty, Ltd.	43
XL Weather & Energy Ltd (formerly Element Reinsurance Ltd )		Bermuda
EXEL Cumberland Limited		UK
Pareto Partners	30	UK
Cronus Investments Ltd.	13.95
Exelsior Financial Advisors Limited	13.95
Pareto Partners (Marketing) Limited		UK
Visionloyal Ltd	30	UK
Pareto Australia		Australia
Financial Security Assurance International Ltd.	20	Bermuda
InQuisCapital Holdings (Bermuda) Limited		Bermuda
InQuisLogic (Bermuda) Limited		Bermuda
RiskConnect Limited		Bermuda
Sovereign Risk Insurance Ltd.	50	Bermuda
XL International (Bermuda) Ltd (formerly XL Winterthur International (Bermuda) Ltd)		Bermuda
XL International Services Ltd (formerly XL Winterthur International Services Ltd)		Bermuda
International Insurance Consulting Services Limited		Bermuda
XL (Brazil) Holdings Ltda (formerly Winterthur Administracao e Participacoes Ltda)		Brazil
XL Insurance (Brazil) Seguradora S/A (formerly Winterthur International Brasil Seguradora S/A)		Brazil
XL Capital Products Ltd		Bermuda
XL Financial Assurance Ltd.	85	Bermuda
XL Financial Solutions Ltd		Bermuda
XL Services (Bermuda) Ltd		Bermuda
X.L. Holdings Barbados Ltd.		Barbados
X.L. America, Inc.		Delaware
XL Capital Investment Partners Inc.		Delaware
Brockbank Insurance Services, Inc.		California
XLCA Admin LLC		New York
XLCDS LLC		New York
ECS, Inc. (in Liquidation) (* Liquidated 12/31/03)		Pennsylvania
ECS Child Care Center, Inc.		Pennsylvania
*ECS Claims Administrators, Inc		Pennsylvania
*ECS Holdings, Inc.		Delaware
XL Environmental Ltd		UK
ECS Underwriting Ltd. (In Dissolution)		UK
ECS Asesores en Aseguramiento de Riesgos Ambientales S.A. de C.V. (In Dissolution)		Mexico
Risk & Insurance Services, Inc.		Barbados
*ECS Risk Control, Inc.		Pennsylvania
*XL Environmental, Inc. (formerly ECS Underwriting, Inc.		Pennsylvania
XL Weather & Energy Advisors Inc. (formerly Element Re Advisors Inc.)		Delaware
XL Weather & Energy Inc. (formerly Element Re Capital Products Inc.)		Delaware
XLA Garrison L.P. (general partner)		Delaware
Highfields Associates LLC	20	Delaware
Global Credit Analytics, Inc.		Delaware
Measurisk, LLC	20
NAC Re Corporation		Delaware
XL Reinsurance America Inc. *(A-65%) - NY		New York
XL Financial Solutions, LLC		Delaware
Greenwich Insurance Company *(A-12%)		Delaware
Warranty Support Services LLC		Delaware
XL Insurance America, Inc. *(A-10%) (formerly Winterthur International America Insurance Company)		Delaware
XL Select Insurance Company *(A-2%)(formerly Winterthur International America Underwriters Insurance Co.)		Oklahoma
Winterthur International Services of America Inc.		Wisconsin
XL Insurance Company of New York, Inc. (A-3%)		New York
Intercargo Corporation		Delaware
XL Specialty Insurance Company *(A-6%)		Delaware
Intercargo Insurance Company H.K. Ltd.		Hong Kong

Indian Harbor Insurance Company *(A-2%)		North Dakota
XL Management Services, LLC		Texas
XL Lloyds Insurance Company		Texas
NAC Re Financial Services, Inc.		Delaware
NAC Re Investment Holdings, Inc.		Delaware
OneCapital Management Partners, LLC	25
Stanfield Capital Partners LLC	20
Stanfield Global Strategies LLC	15
Prime Advisors, Inc.	30.92
XL Capital Assurance Inc.		New York
XL Capital Assurance (U.K.) Limited		UK
XL Financial Administrative Services, Inc.		Delaware
XL Portfolio Advisors Inc.		Delaware
XL Global, Inc.		Delaware
XL Insurance, Inc.		Delaware
XL Global Services, Inc.		Delaware
XL Investment Management (USA) LLC		Delaware
XL Life and Annuity Holding Company		Delaware
XL Life Insurance and Annuity Company (formerly Lyndon Life Insurance Company)		Illinois
XL Asset Funding Company I LLC		Delaware
XL Investments Ltd		Bermuda
Agora Capital Management Ltd.	25
First Cumberland Bank, Inc.		Barbados
Garrison Investments Inc.		Barbados
Annuity & Life Re (Holdings) Ltd	5.6	Bermuda
Highfields Capital Management LP	20
MKP Capital Management, L.L.C.	20
OneCapital Management, LLC	25
XLA Garrison L.P. (limited partner)		Delaware
Highfields Associates LLC	20	Delaware
InQuisLogic Ltd.		Barbados
InQuisLogic Inc.		Delaware
Kensington Investments Inc.		Barbados
XLB Partners Inc.		Barbados
Cumberland Holdings, Inc.		Delaware
Cumberland California, Inc.		Delaware
Pareto Partners	30	California
Cumberland New York, Inc.		Delaware
Pareto Partners	30	New York
Pareto Asset Management (Ireland) Limited	50
RiskConnect Ltd		Barbados
RiskConnect Inc.		Delaware
X.L. Investment Private Trustee Ltd.		Bermuda
X.L. Investments (Barbados) Inc		Barbados
Cybersettle, Inc.	56
ConXia, Inc.	67.25
InsuranceNoodle, Inc.	38.50
LiveCapital, Inc.	22
TAM Investment Holdings Inc.		Delaware
FrontPoint Partners LLC	28
XL (LUXEMBOURG) S.a.r.l.		Luxembourg
XL (FINANCE) S.a.r.l.		Luxembourg
XL (INTERNATIONAL) S.a.r.l.		Luxembourg
XL (SERVICES) S.a.r.l		Luxembourg
XL (SPECIALTY) S.a.r.l.		Luxembourg
XL (WESTERN EUROPE) S.a.r.l		Luxembourg
XL Re Europe (formerly Le Mans Re)		France
XL Re Europe Services AG (formerly Le Mans Re Deutschland AG)		Germany
XL Re Europe Management Company Ltd		Canada
XL Swiss Holdings Ltd		Switzerland
XL Re Latin America Ltd		Switzerland
XL Latin America Investments Ltd		Bermuda
XL Re Latin America (Argentina SA)		Argentina
XL Re Latin America Servicos Ltda		Brazil
XL Insurance Switzerland (formerly XL Winterthur International Insurance Switzerland)		Switzerland
Vitodurum Reinsurance Company (Formerly XL Winterthur International Re)		Switzerland
XL Insurance (UK) Holdings Limited (formerly XL Winterthur (UK) Holdings Limited)		UK
XL Insurance Company Limited (formerly XL Winterthur International Insurance Company Limited)		UK
XL Magyarorszag Biztosito Reszvenytarsasag		Hungary
XL Insurance Argentina S.A. Compañia de Seguros (formerly Winterthur International Argentina SA Compañia de Seg		Argentina
XL Holdings (Proprietary) Limited (formerly XL Winterthur Holdings (Proprietary) Limit ed)		South Africa
XL Winterthur Properties (Proprietary) Limited		South Africa
XL Insurance Company Limited (formerly XL Winterthur International Insurance Company Limited)		South Africa

XL Services UK Limited		UK
XL Anglo Properties Limited (formerly XL Winterthur Properties Limited)		UK
X.L. One Ltd.		Bermuda
XL Europe Ltd	50	R of Ireland
XL Trading Partners Ltd	90	Bermuda
X.L. Two Ltd.		Bermuda
XL Financial Services (Ireland) Ltd		R of Ireland
XL Europe Ltd	50	R of Ireland
XL Australia Pty Ltd (In Liquidation)		Australia
Exelsior Financial Advisors Limited	38
Mid Ocean Limited		Cayman
Mid Ocean Holdings Limited		Bermuda
Ridgewood Holdings Limited		Bermuda
Admiral Group Limited	7.1
XL London Market Group plc		UK
Brockbank Holdings Limited		UK
Baltusrol Holdings Limited		Bermuda
County Down Limited		UK
Dornoch Limited		UK
Stonebridge Underwriting Limited		UK
XL London Market Services Ltd		UK
Brockbank Personal Lines Limited – (Dormant)		UK
Cassidy Brockbank Limited - (Dormant)		UK
Denham Syndicate Management Limited		UK
Denham Direct Underwriters Ltd		UK
Denham Legal and professional Risks Ltd		UK
Denham Tower Underwriting Agents (PTY) Limited		South Africa
XL London Market Ltd- Syndicates 588/861/990/1209		UK
Brockbank Syndicate Services Limited		UK
XL Capital International Limited		UK
XL Capital Finance (Europe) plc		UK
XL Financial Products Ltd.		UK
XL Re Ltd		Bermuda
ECS Reinsurance Company Inc.		Barbados
Global Capital Underwriting Ltd.		UK
Inter-Ocean Holdings Ltd	9.9
NAC Re International Holdings Ltd		UK
NAC Reinsurance International Limited		UK
XL Services UK Limited		UK
Sunshine State Holdings Corporation	24	Florida
The Shipowners Insurance and Guaranty Company Ltd	4.6	Bermuda
XL Mid Ocean Re Limited		UK
XL Gracechurch Limited		UK
Special Risk Insurance and Reinsurance Luxembourg	18.20
XL Investment Management Ltd		Bermuda
XL Capital Partners Corporation		Cayman
XL Capital Partners I, L.P.		Cayman
XL Capital Principal Partners I, L.L.C.	50	Delaware
XL Principal Partners I, L.P.		Cayman
XL Capital Principal Partners I, L.L.C	50	Delaware

*A = Company is a member of NAC Reinsurance, Intercargo Pooling Agreement with individual company pooling % noted